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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 13, 2001


                        Eagle Family Foods Holdings, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)
       333-50305                                         13-3983598
(Commission File Number)                    (I.R.S. Employer Identification No.)


                            Eagle Family Foods, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)
       333-50305-01                                      13-3982757
(Commission File Number)                    (I.R.S. Employer Identification No.)

                 735 Taylor Road, Suite 100, Gahanna, Ohio 43230
                    (Address of principal executive offices)

       Registrants' telephone number, including area code: (614) 501-4200


                220 White Plains Road, Tarrytown, New York 10591
         (Former name or former address, if changed since last report.)



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Item 5. Other Events.
        -------------

     The Registrants entered into an Asset Purchase Agreement, dated as of August 13, 2001, with Mott's Inc. and Cadbury Beverages Delaware Inc. for the sale of the ReaLemon and ReaLime brands and related assets for approximately $128 million. Such asset sale is subject to regulatory approval and is expected to be completed in early autumn.

     On August 13, 2001, the Boards of Directors of each of the Registrants acting by unanimous written consent appointed David A. Barr and Craig A. Steinke to serve as directors on each of the Boards of Directors of the Registrants. The Board of Directors of each of the Registrants acting by unanimous written consent also appointed Craig A. Steinke to serve as Chief Executive officer and President of each of the Registrants.

Item 7. Financial Statements and Exhibits.
        ----------------------------------

     (c) Exhibits

     99.1      Press release of the Registrants, dated August 14, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2001

                                        EAGLE FAMILY FOODS HOLDINGS, INC.
                                        EAGLE FAMILY FOODS, INC.

                                        By: /s/ Jonathan F. Rich
                                            ------------------------------
                                            Name:  Jonathan F. Rich
                                            Title: Vice President and General
                                                   Counsel


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